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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 6, 2001
                              (September 6, 2001)


                          AMERICAN TOWER CORPORATION
              (Exact Name of Registrant as Specified in Charter)


         Delaware                    001-14195                  65-0723837
(State or Other Jurisdiction  (Commission File Number)        (IRS Employer
    of Incorporation)                                       Identification No.)


                             116 Huntington Avenue
                         Boston, Massachusetts  02116
             (Address of Principal Executive Offices)  (Zip Code)

                                (617) 375-7500
             (Registrant's telephone number, including area code)

                                Not Applicable
         (Former name or former address, if changed since last report)
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Item 9.  Regulation FD Disclosure.

     On March 29, 2001, American Tower Corporation (the "Company") filed a Current Report on Form 8-K to furnish certain information about the Company that it planned to present to current and prospective stockholders and other persons and institutions who may be interested in the Company and its business, finances or securities in various forums, including presentations at industry conferences and one-on-one or group meetings with investors or other interested parties. This information included excerpts from the Company's vision statement for 2005 and other investor relations presentation materials.

     The purpose of this filing is to update some of the information previously furnished and to provide other information that the Company may use in presentations as described above. The Company views the information in its vision statement for 2005 as long-term goals. The Company believes that this vision represents a possible scenario of what it may look like in the year 2005. All statements from the vision statement, as well as the other statements that are furnished in this report under the caption "Certain Information That May Be Included In Company Presentations" are forward-looking statements. Forward-looking statements are statements about the Company's projections, plans, objectives, future events or performance and underlying assumptions and other statements which are not statements of historical fact. Forward-looking statements are subject to important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. These important factors include, but are not limited to, the factors set forth below under the caption "Factors That May Affect Future Results". The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.


       Certain Information That May Be Included In Company Presentations
       -----------------------------------------------------------------

     The Company has a goal of achieving a weighted average cost per tower of $250,000 for a 25,000 site portfolio by 2005. The Company believes that one possible scenario for achieving this goal would be to create a portfolio of the following components:

                                           Sites          Average Cost         Total Cost
                                      ---------------  -------------------  ------------------
     New Construction                     11,000             $210,000        $2,200,000,000
     Carrier Acquisitions                  6,000              300,000         1,800,000,000
     Other Acquisitions                    8,000              270,000         2,300,000,000

     Weighted Avg Cost                                       $250,000
     Total Investment                                                        $6,300,000,000

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     Based on our results for the month ended June 30, 2001, the Company had achieved the following annualized revenue per tower, broadband equivalent (BBE) tenants per tower, and tower cash flow (TCF) margins for towers added to its portfolio over the past four years:


           Date                  Annualized               BBE                  TCF
           Added                Revenue/Tower           Tenants              Margin
           -----                -------------           -------              ------
           1997                   $68,100                 3.8                  76%
           1998                    46,200                 2.6                  76%
           1999                    33,400                 1.9                  64%
           2000                    23,300                 1.3                  57%
           2001                    15,200                 0.8                  50%

     For the three months ended June 30, 2001, the Company estimates that new rental and management business was driven primarily by U.S. broadband customers representing approximately 83% of new business. Estimated additional new business was driven by Mexican broadband customers representing 11% of new business, and other representing 6% of new business.

     For the six months ended June 20, 2001, the Company estimates that total revenues were derived from the following customer categories:

                                                 Percentage of Revenues
                  Customer                      for the six months ended
                  Category                            June 30, 2001
                  --------                      ------------------------
                  PCS                                     22%
                  Radio & TV                               5%
                  ESMR                                     5%
                  Cellular                                 9%
                  Components                               9%
                  Maritime                                 3%
                  Microwave                                2%
                  Manufacturing                            8%
                  Narrowband PCS/Paging                    6%
                  Engineering                              4%
                  Internet, Voice and Data                20%
                  Other                                    7%

     For the six months ended June 30, 2001, no single customer represented more than 5% of the Company's total revenues.

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                     Factors That May Affect Future Results
                     --------------------------------------

    We operate in a rapidly changing environment that involves a number of risks, some of which are beyond our control. The following discussion highlights some of the risks that may affect future operating results.

DECREASE IN DEMAND FOR TOWER SPACE WOULD MATERIALLY AND ADVERSELY AFFECT OUR OPERATING RESULTS AND WE CANNOT CONTROL THAT DEMAND

    Many of the factors affecting the demand for tower space, and to a lesser extent our services business, affect our operating results. Those factors include:

    o  consumer demand for wireless services;

    o the financial condition of wireless service providers and their preference for owning rather than leasing antenna sites;

    o the growth rate of wireless communications or of a particular wireless segment;

    o the number of wireless service providers in a particular segment, nationally or locally;

    o  governmental licensing of broadcast rights;

    o increased use of roaming and resale arrangements by wireless service providers. These arrangements enable a provider to serve customers outside its license area, to give licensed providers the right to enter into arrangements to serve overlapping license areas and to permit nonlicensed providers to enter the wireless marketplace. Wireless service providers might consider such roaming and resale arrangements as superior to constructing their own facilities or leasing antenna space from us;

    o  zoning, environmental and other government regulations;

    o any new legislation, or interpretation of existing federal communications laws, that would give wireless service providers the right to place their antennae on public utility poles and other structures at regulated rates; and

    o  technological changes.

    The demand for antenna space is dependent, to a significantly lesser extent, on the needs of television and radio broadcasters. Among other things, technological advances, including the development of satellite-delivered radio, may reduce the need for tower-based broadcast transmission. We could also be affected adversely should the development of digital television be delayed or impaired, or if demand for it were to be less than anticipated because of delays, disappointing technical performance or cost to the consumer.

    A significant general slow down in the economy could negatively affect the foregoing factors influencing demand for tower space and tower related services. For example, such a slow down could reduce consumer demand for wireless services, thereby causing providers to delay implementation of new systems and technologies. We believe that the economic slow down in 2001 has already harmed, and may continue to harm, the financial condition of some wireless service providers.

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OUR SUBSTANTIAL LEVERAGE AND DEBT SERVICE OBLIGATIONS MAY ADVERSELY AFFECT OUR
CASH FLOW AND OUR ABILITY TO MAKE PAYMENTS ON OUR SENIOR NOTES

    As of June 30, 2001 we had outstanding $3.6 billion of consolidated debt. Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay when due the principal of, interest on or other amounts due in respect of our indebtedness. We may also obtain additional long-term debt and working capital lines of credit to meet future financing needs. This would have the effect of increasing our total leverage.

    Our substantial leverage could have significant negative consequences, including:

    o increasing our vulnerability to general adverse economic and industry conditions;

    o  limiting our ability to obtain additional financing;

    o requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, thereby reducing the amount of our cash flow available for other purposes, including capital expenditures;

    o requiring us to sell debt or equity securities or to sell some of our core assets, possibly on unfavorable terms, to meet payment obligations;

    o limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we compete; and

    o placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

    A significant portion of our outstanding indebtedness bears interest at floating rates. As a result, our interest payment obligations on such indebtedness will increase if interest rates increase.

RESTRICTIVE COVENANTS IN OUR DOMESTIC CREDIT FACILITIES AND OUR SENIOR NOTES COULD ADVERSELY AFFECT OUR BUSINESS BY LIMITING FLEXIBILITY

    The indenture for our senior notes and our domestic credit facilities contain restrictive covenants that limit our ability to take various actions and engage in various types of transactions. These restrictions include:

    o  paying dividends and making distributions or other restricted payments;

    o incurring more debt, guaranteeing indebtedness and issuing preferred stock;

    o  issuing stock of some types of subsidiaries;

    o  making specified types of investments;

    o  creating liens;

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    o  entering into transactions with affiliates;

    o  entering into sale-leaseback transactions; and

    o  merging, consolidating or selling assets.

    These covenants could have an adverse effect on our business by limiting our ability to take advantage of financing, merger and acquisition or other corporate opportunities.

BUILD-TO-SUIT CONSTRUCTION PROJECTS AND MAJOR ACQUISITIONS FROM WIRELESS SERVICE PROVIDERS INCREASE OUR DEPENDENCE ON A LIMITED NUMBER OF CUSTOMERS, THE LOSS OF WHICH COULD MATERIALLY DECREASE REVENUES, AND MAY ALSO INVOLVE LESS FAVORABLE TERMS

    Our focus on major build-to-suit projects for wireless service providers and related acquisitions entail several unique risks. First is our greater dependence on a limited number of customers and the risk that customer losses could materially decrease revenues. Another risk is that our agreements with these wireless service providers have lease and control terms that are more favorable to them than the terms we give our tenants generally. In addition, although we have the benefit of an anchor tenant in build-to-suit projects, we may not be able to find a sufficient number of additional tenants. In fact, one reason wireless service providers may prefer build-to-suit arrangements is to share or escape the costs of an undesirable site. A site may be undesirable because it has high construction costs or may be considered a poor location by other providers.

OUR CONSTRUCTION PROGRAM INCREASES OUR EXPOSURE TO RISKS THAT COULD INCREASE COSTS AND ADVERSELY AFFECT OUR EARNINGS AND GROWTH

    Our construction activities involve substantial risks. These risks include:

    o  increasing our debt and the amount of payments required on it;

    o increasing competition for construction sites and experienced tower construction companies, resulting in significantly higher costs and failure to meet time schedules;

    o failing to meet time schedules, which could result in our paying significant penalties to prospective tenants, particularly in build-to-suit situations; and

    o possible lack of sufficient experienced personnel to manage an expanded construction program.

IF WE ARE UNABLE TO CONSTRUCT OR ACQUIRE NEW TOWERS AT THE PACE, IN THE LOCATIONS AND AT THE COSTS WE DESIRE, OUR BUSINESS WOULD BE ADVERSELY AFFECTED

    Our growth strategy depends in part on our ability to construct and acquire towers in locations and on a time schedule that meets the requirements of our customers. If our tower construction and acquisition projects fail to meet the requirements of our customers, or fail to meet their requirements at our projected costs, our business would be adversely affected. If we are unable to build new towers where and when our customers require them, or where and when we believe the best opportunity to add tenants exists, we could fail to meet our contractual obligations under build-to-suit agreements,

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thereby incurring substantial penalties and possibly contract terminations. In addition, we could lose opportunities to lease space on our towers. Our ability to construct a tower at a location, on a schedule, and at a cost we project can be affected by a number of factors beyond our control, including:

    o zoning, and local permitting requirements and national regulatory approvals;

    o  environmental opposition;

    o availability of skilled construction personnel and construction equipment;

    o  adverse weather conditions; and

    o  increased competition for tower sites, construction materials and labor.

INCREASING COMPETITION IN THE SATELLITE AND FIBER NETWORK ACCESS SERVICES MARKET MAY SLOW VERESTAR'S GROWTH AND ADVERSELY AFFECT ITS BUSINESS

    In the satellite and fiber network access services market, Verestar competes with other satellite communications companies that provide similar services, as well as other communications service providers. Some of Verestar's existing and potential competitors consist of companies from whom Verestar currently leases satellite and fiber network access in connection with the provision of Verestar's services to its customers. Increased competition could result in Verestar being forced to reduce the fees it charges for its services and may limit Verestar's ability to obtain, on economical terms, services that are critical to its business. We anticipate that Verestar's competitors may develop or acquire services that provide functionality that is similar to that provided by Verestar's services and that those competitive services may be offered at significantly lower prices or bundled with other services. Many of the existing and potential competitors have financial and other resources significantly greater than those available to Verestar.

IF WE CANNOT KEEP RAISING CAPITAL, OUR GROWTH WILL BE IMPEDED

    Without additional capital, we would need to curtail our acquisition and construction programs that are essential for our long-term success. We expect to use borrowed funds to satisfy a substantial portion of our capital needs. However, we must continue to satisfy financial ratios and to comply with financial and other covenants in order to do so. If our revenues and cash flow do not meet expectations, we may lose our ability to borrow money or to do so on terms we consider to be favorable. Conditions in the capital markets also will affect our ability to borrow, as well as the terms of those borrowings. All of these factors could also make it difficult or impossible for us otherwise to raise capital, particularly on terms we would consider favorable.

IF WE CANNOT SUCCESSFULLY INTEGRATE ACQUIRED SITES OR BUSINESSES OR MANAGE OUR OPERATIONS AS WE GROW, OUR BUSINESS WILL BE ADVERSELY AFFECTED AND OUR GROWTH MAY SLOW OR STOP

    A significant part of our growth strategy is the continued pursuit of strategic acquisitions of independent tower operators and consolidators, wireless service providers and service and teleport businesses. We cannot assure you, however, that we will be able to integrate successfully acquired

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businesses and assets into our existing business. Our growth has placed, and will continue to place, a significant strain on our management and our operating and financial systems. Successful integration of these and any future acquisitions will depend primarily on our ability to manage these assets and combined operations and, with respect to the services and satellite and fiber network access services businesses, to integrate new management and employees into our existing operations.

IF OUR CHIEF EXECUTIVE OFFICER LEFT, WE WOULD BE ADVERSELY AFFECTED BECAUSE WE RELY ON HIS REPUTATION AND EXPERTISE, AND BECAUSE OF OUR RELATIVELY SMALL SENIOR MANAGEMENT TEAM

    The loss of our chief executive officer, Steven B. Dodge, has a greater likelihood of having a material adverse effect upon us than it would on most other companies of our size because of our comparatively smaller executive group and our reliance on Mr. Dodge's expertise. Our growth strategy is highly dependent on the efforts of Mr. Dodge. Our ability to raise capital also depends significantly on the reputation of Mr. Dodge. You should be aware that we have not entered into an employment agreement with Mr. Dodge. The tower industry is relatively new and does not have a large group of seasoned executives from which we could recruit a replacement for Mr. Dodge.

EXPANDING OPERATIONS INTO FOREIGN COUNTRIES COULD CREATE EXPROPRIATION, GOVERNMENTAL REGULATION, FUNDS INACCESSIBILITY, FOREIGN EXCHANGE EXPOSURE AND MANAGEMENT PROBLEMS

    Our expansion into Mexico and Brazil, and other possible foreign operations in the future, could result in adverse financial consequences and operational problems not experienced in the United States. We have made a substantial loan to a Mexican company and have acquired and are constructing a sizable number of towers in that country. We also acquired the rights to 156 communications towers in Brazil and entered into a build-to-suit agreement for an additional 400 towers in that country. As a result of acquisitions by Verestar, we have network operation centers in Europe, Asia, South America and Africa. We may also engage in comparable transactions in other countries in the future. Among the risks of foreign operations are governmental expropriation and regulation, inability to repatriate earnings or other funds, currency fluctuations, difficulty in recruiting trained personnel, and language and cultural differences, all of which could adversely affect these operations.

NEW TECHNOLOGIES COULD MAKE OUR TOWER ANTENNA LEASING SERVICES LESS DESIRABLE TO POTENTIAL TENANTS AND RESULT IN DECREASING REVENUES

    The development and implementation of signal combining technologies, which permit one antenna to service two different transmission frequencies and, thereby, two customers, may reduce the need for tower-based broadcast transmission and hence demand for our antenna space.

    Mobile satellite systems and other new technologies could compete with land-based wireless communications systems, thereby reducing the demand for tower lease space and other services we provide. The Federal Communications Commission has granted license applications for several low-earth orbiting satellite systems that are intended to provide mobile voice or data services. In addition, the emergence of new technologies could reduce the need for tower-based transmission and reception

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and have an adverse effect on our operations. The growth in delivery of video services by direct broadcast satellites could also adversely affect demand for our antenna space.

WE COULD HAVE LIABILITY UNDER ENVIRONMENTAL LAWS

    As the owner, lessee and operator of real property and facilities, we are subject to federal, state and local and foreign environmental laws relating to the management, use, storage, disposal, emission and remediation of, and exposure to, hazardous and non-hazardous substances, materials and waste. We are also subject to related registration, permitting, record keeping and financial assurance requirements. See "Legal Proceedings" in our Form 10-Q for the quarter ended June 30, 2001 for a description of a civil complaint filed against us by the District Attorney for the County of Santa Clara, California regarding certain alleged recordkeeping, registration, hazardous materials management and filing violations under California environmental laws. Various environmental laws require us to investigate, remove or remediate soil and groundwater contaminated by hazardous substances or wastes on property we own or lease or which is associated with tower operations, and may subject us to penalties and fines for violations of those environmental laws. Some of those laws impose cleanup responsibility and liability without regard to whether the owner, lessee or operator of the property or facility knew of or was responsible for the contamination, or whether operations at the property have been discontinued or the property has been transferred. The owner, lessee or operator of contaminated property also may be subject to common law claims by third parties based on damages and costs resulting from off-site migration of the contamination. In connection with our former and current ownership, lease or operation of our properties, we may be liable for those types of environmental costs. Fines or penalties resulting from any failure to comply with those environmental laws and addressing claims or obligations arising under them could have a material adverse effect on our financial condition, results of operations and liquidity.

OUR BUSINESS IS SUBJECT TO GOVERNMENT REGULATIONS AND CHANGES IN CURRENT OR FUTURE LAWS OR REGULATIONS COULD HARM OUR BUSINESS

    We are subject to federal, state and local and foreign regulation of our business. Both the FCC and the FAA regulate towers used for wireless communications and radio and television antennae. In addition, the FCC separately licenses and regulates wireless communication devices and television and radio stations operating from towers. Similar regulations exist in Mexico and other foreign jurisdictions regarding wireless communications and the operation of communications towers. Failure to comply with applicable requirements may lead to monetary penalties and other sanctions, including being disqualified from holding licenses for our Verestar business or registrations for our towers and may require us to indemnify our customers against any such failure to comply. New regulations may impose additional costly burdens on us, which may affect our revenues and cause delays in our growth.

    In January 2001, the FCC concluded investigations of several operators of communications towers, including us. The FCC sent us a Notice of Apparent Liability for Forfeiture ("NAL") preliminarily determining that we had failed to file specified informational forms, had failed to properly post specified information at various tower sites and on one occasion had failed to properly light a tower. The FCC also ordered an additional review of our overall procedures for and degree

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of compliance with the FCC's regulations. We have reached a settlement with the
FCC regarding the compliance issues arising out of the Notice of Apparent Liability in the form of a Consent Decree. As part of the Consent Decree, the FCC has rescinded the NAL and terminated the further investigation ordered in the NAL. We made a voluntary contribution of $0.3 million to the U.S. Treasury and agreed to maintain an active compliance plan.

    The construction and reconstruction of a substantial number of antennae needed to deliver digital television service to our customers may require state and local regulatory approvals. The FCC has indicated that it may adopt preemptive guidelines. If adopted, these regulations may be more or less restrictive than existing state and local regulations and may increase our construction costs.

OUR COSTS COULD INCREASE AND OUR REVENUES COULD DECREASE DUE TO PERCEIVED HEALTH RISKS FROM RADIO EMISSIONS, ESPECIALLY IF THESE PERCEIVED RISKS ARE SUBSTANTIATED

    Public perception of possible health risks associated with cellular and other wireless communications media could slow the growth of wireless companies, which could in turn slow our growth. In particular, negative public perception of, and regulations regarding, these perceived health risks could slow the market acceptance of wireless communications services.

    If a connection between radio emissions and possible negative health effects, including cancer, were established, our operations, costs and revenues would be materially and adversely affected. We do not maintain any significant insurance with respect to these matters.

CONTROL BY OUR PRINCIPAL STOCKHOLDERS COULD DETER MERGERS WHERE YOU COULD GET MORE THAN CURRENT MARKET PRICE FOR YOUR STOCK

    Steven B. Dodge, together with his affiliates, owned approximately 26% of our total voting power as of August 1, 2001. Control by Mr. Dodge and others may discourage a merger or other takeover of our company in which holders of common stock might be paid a premium for their shares over then-current market prices. Mr. Dodge, together with a limited number of our directors, may be able to control or block the vote on mergers and other matters submitted to the common stockholders.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     AMERICAN TOWER CORPORATION
                                           (Registrant)

Date: September 6, 2001              By: /s/ Justin D. Benincasa
                                         --------------------------------
                                         Name:  Justin D. Benincasa
                                         Title: Senior Vice President and
                                                Corporate Controller

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